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                                                                EXHIBIT 99(j)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement (File No. 2-98755) and Amendment No. 25 to the Registration Statement (File No. 811-4350) of the Market Street Fund, Inc. (the "Fund") on Form N1-A under the Securities Act of 1933 and the Investment Company Act of 1940 respectively, of our report dated February 5, 1999 on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended December 31, 1998 which is included in the Post-Effective Amendment to the Registration Statement. We also consent to the reference to our Firm under the caption "Financial Highlights" in the Prospectus and under the captions "Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, PA
December 28, 1999